Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

ABVC BioPharma, Inc.

We hereby consent to the inclusion in this POST-EFFECTIVE AMENDMENT NO. 5 to Form S-1 (333-255112) of ABVC BioPharma, Inc. (the “Company”), to be filed on or about March 27, 2026, of our report dated March 3, 2026, with respect to our audit of the Company’s consolidated financial statements as of December 31, 2025, and 2024 and for the years then ended.

We also consent to the reference to us under the caption “Experts” in such Registration Statement.

Rowland Heights, California

March 27, 2026